Exhibit 4.1

RBS
The Royal Bank of Scotland

Corporate & Institutional
Banking
Portfolio Management
2 St. Phillips Place
Birmingham B3 2RB

To:	Sytner Group Limited (Company number 02883766) (the “Borrower”) 2 Penman Way Grove Park Leicester Leicestershire LE18 1ST

22 September 2010

Dear Sirs:

SYTNER GROUP LIMITED – THE FACILITIES AGREEMENTS (AS DEFINED BELOW)

1.	INTRODUCTION AND DEFINITIONS

1.1	We refer to:

1.1.1
a £30,000,000 term loan facility agreement dated 31 August 2006 (as amended on 20 September 2008 and 3 September 2009 and as further amended, varied, supplemented, replaced or novated from time to time) and made between The Royal Bank of Scotland PLC (the “Bank”) as agent for National Westminster Bank PLC (“Natwest”) and the Borrower (the “Term Loan Facility Agreement”); and

1.1.2
a £100,000,000 multi-option facilities agreement dated 31 August 2006 (as amended on 29 September 2008 and 3 September 2009 and as further amended, varied, supplemented, replaced or novated from time to time) and made between the Bank (as agent for Natwest) and the Borrower (the “MOF Facilities Agreement”).

1.2
The Term Loan Facility Agreement and the MOF Facilities Agreement shall be referred to in this letter as the “Facilities Agreements”. Terms defined in the Facilities Agreements, unless otherwise defined in this letter, have the same meaning in this letter. The principles of construction set out in the Facilities Agreements shall have effect as if set out in this letter.

2.	AMENDMENTS

2.1
At your request and on the basis of the information you have supplied to us, we are pleased to confirm the following amendments to the Facilities Agreements (the “Amendments”). Such Amendments to take effect on and from the Effective Date (as defined below):

2.1.1	in clause 1.1 of the MOF Facilities Agreement there shall be added the following new definitions:

“Deducted Amount” means the aggregate of:

(a)	the Lombard Stocking Facility Limit; less

(b)	£2,500,000 being the facility limit on the existing Maserati stocking agreement entered into between Graypaul Motors Limited, Maranello Sales Limited and Lombard; less

(c)
an amount equal to the amount of principal of the Fixed Rate Loan repaid by the Borrower and received by the Bank on or after 30 June 2010 in accordance with the agreed amortization profile for the Fixed Rate Loan. For the avoidance of doubt, the amounts which may apply under this paragraph (c) following payment by the Borrower to the Bank are as follows:

30 June 2010	£1,764,705.88
30 September 2010	£1,764,705.88
31 December 2010	£1,764,705.88
31 March 2011	£1,764,705.88
30 June 2011	£1,764,705.92

“Lombard” means Lombard North Central PLC of 3 Princess Way, Redhill, Surrey, RH1 1 NP (with company number 00337004) including its successors and assigns;

“Lombard Stocking Facility Agreements” means;

(a)	the £3,500,000 Maserati stocking agreement (purchasing agency and sale arrangement) to be entered into between Graypaul Motors Limited, Maranello Sales Limited and Lombard; and

(b)	the £15,900,000 stocking agreement (purchase agency and sale arrangement) to be entered into between, amongst others, the Borrower and Lombard;

“Lombard Stocking Facility” means the facilities provided by Lombard pursuant to the Lombard Stocking Facility Agreements;

“Lombard Stocking Facility Limit” means the facility limit as specified in the Lombard Stocking Facility Agreements or such other amount as may be agreed by the Bank from time to time;

“Total Facility Limit” means £111,000,000;

2.1.2	in clause 1.1 of the MOF Facilities Agreement the definition of “Facility Limit” shall be deleted and replaced with the following:

“Facility Limit” means £100,000,000 less the Deducted Amount from time to time;

2.1.3	in clause 1.1 of the Term Loan Facility Agreement there shall be added the following new definition:

“Lombard Stocking Facility” means the facilities provided by Lombard pursuant to the Lombard Stocking Facility Agreements;

“Lombard Stocking Facility Agreements” means:

(a)	the £3,500,000 Maserati stocking agreement (purchasing agency and sale arrangement) to be entered into between Graypaul Motors Limited, Maranello Sales Limited and Lombard; and

(b)	the £15,900,000 stocking agreement (purchase agency and sale arrangement) to be entered into between, amongst others, the Borrower and Lombard;

2.1.4	the first sentence of clause 2.1 of the MOF Facilities Agreement shall be deleted and replaced with the following:

(a)
The total aggregate utilizations under the Facility, the Fixed Rate Loan and the Lombard Stocking Facility at any time shall not exceed the Total Facility Limit and the Bank is not obliged to allow or continue to allow any utilization in excess of the agreed limits.

2.1.5	In clause 11.2 of both Facilities Agreements the definition of “Stocking Finance” shall be deleted and replaced with the following:

“Stocking Finance” means at any time all funding provided to any member of the Group for vehicle stock, used demonstrators and consignment stock (other than the Lombard Stocking Facility)

2.1.6	in clause 11.2 of both Facilities Agreements the definition of “Stocking Interest” shall be deleted and replaced with the following:

“Stocking Interest” means in relation to any accounting period of the Group, interest charged (other than interest charged under the Lombard Stocking Facility Agreements) on funding provided for vehicle stock, used demonstrators and consignment vehicles

3.	EFFECTIVE DATE

The Amendments shall take effect on the date (the “Effective Date”) that the Bank receives in a form and substance satisfactory to it:

3.1	a copy (or copies) of this letter countersigned by you by which you acknowledge and agree to the terms of this letter;

3.2	a copy of the resolution of the board of directors of the Borrower and UAG UK Holdings Limited (the “Parent”):

3.2.1	approving the terms of, and the transactions contemplated by this letter and resolving that it execute, deliver and perform this letter;

3.2.2	authorising a specified person or persons to execute this letter on its behalf; and

3.2.3	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this letter.

4.	REPRESENTATIONS

4.1
Without prejudice to clause 9 of both Facilities Agreements, each of the Borrower and the Parent represents and warrants to the Bank on the date of this letter, the Effective Date and on each date on which interest is payable, that each of the representations and warranties contained in clause 9.1 of both Facilities Agreements are true by reference to the facts and circumstances existing at each such date and as if each reference to “this Agreement” or “the Finance Documents” includes a reference to this letter.

5.	CONDITIONS SUBSEQUENT

5.1
The Borrower undertakes that it will on or before 31 December 2010 declare a dividend of £75,000,000 to the Parent. The declaration of such dividend will be treated as payment in full by the Parent of the loans of £35,000,000 and £40,000,000 made by the Borrower to the Parent in 2010 and 2009 respectively and all liabilities owed by the Parent to the Borrower under such loans will be considered satisfied in full.

6.	FEES, COSTS AND EXPENSES

6.1
The Borrower shall, promptly on demand, reimburse the Bank for all reasonable costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, execution and perfection of this letter and the transactions contemplated by this letter.

7.	MISCELLANEOUS

7.1	Each of the Parent and the Borrower acknowledges the arrangements contained In this letter and that the provisions of the Facilities Agreements shall continue in full force and effect.

7.2
The provisions of Clause 17.5 and Clause 18.1 of the MOF Facilities Agreement shall be Incorporated into this letter as if sat out in full in this letter. This letter may be executed in any number of counterparts and this has the same effect as if the signatories or the counterparts were on a single copy of this letter.

7.3
References in the Facilities Agreements to “this Agreement” or “the Finance Documents” shall include references to this letter. Any breach by the Parent or the Borrower of any term or condition of this letter shall be an Event of Default.

7.4 This letter is a designated Finance Document.

7.5 This letter is governed by English law.

EXECUTED, AND DELIVERED AS A DEED by the parties to this letter on the date which first appears in this letter

The Borrower

EXECUTED (but not delivered until the date	)
hereof) AS A DEED by SYTNER GROUP	)
LIMITED	)
/s/ Mark Carpenter

Director

/s/ Adam Collinson

Director/Secretary

The Parent

EXECUTED (but not delivered until the date	)
hereof) AS A DEED by UAG UK	)
HOLDINGS LIMITED
/s/ Mark Carpenter

Director

/s/ Adam Collinson

Director/Secretary

The Bank

EXECUTED (but not delivered until the date	)
hereof) AS A DEED by	)
as attorney for and on behalf of THE	) /s/ David Hastings

ROYAL BANK OF SCOTLAND PLC	) David Hastings
(as agent for NATIONAL WESTMINSTER	)
BANK PLC	)

in the presence of:

Signature of witness: /s/ Tom Robertson

Name of witness: Tom Robertson

Address: c/o RBS PLC

5